Press Release

Exhibit 99.1

Acuity Brands, Inc.
1170 Peachtree Street, NE
Suite 2300
Atlanta, GA 30309
Tel: 404 853 1400
Fax: 404 853 1430
AcuityBrands.com

ACUITY BRANDS
DECLARES QUARTERLY DIVIDEND

ATLANTA, September 29, 2017 - The Board of Directors of Acuity Brands, Inc. (NYSE: AYI; “Company”) today declared a quarterly dividend of $0.13 per share. The dividend is payable on November 1, 2017 to shareholders of record on October 18, 2017.
The Company will hold its Annual Meeting of Stockholders at 11:00 a.m. ET on Friday, January 5, 2018, at the Four Seasons Hotel, 75 Fourteenth Street, NE, Atlanta, Georgia.
About Acuity Brands
Acuity Brands, Inc. (NYSE: AYI) is the North American market leader and one of the world’s leading providers of lighting and building management solutions. With fiscal year 2016 net sales of $3.3 billion, Acuity Brands currently employs approximately 12,000 associates and is headquartered in Atlanta, Georgia with operations throughout North America, and in Europe and Asia. The Company’s products and solutions are sold under various brands, including Lithonia Lighting®, Holophane®, Peerless®, Gotham®, Mark Architectural Lighting™, Winona® Lighting, Juno®, Indy™, Aculux®, Healthcare Lighting®, Hydrel®, American Electric Lighting®, Carandini®, Antique Street Lamps™, Sunoptics®, Distech Controls®, Acuity Controls™, nLight®, ROAM®, Sensor Switch®, and Atrius™. Visit us www.acuitybrands.com.

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Company Contact:
Dan Smith
Acuity Brands, Inc.
(404) 853-1423